                           INRAD, INC.

                        181 Legrand Avenue
                   Northvale, New Jersey  07647



             Notice of Annual Meeting of Shareholders
                  to be Held September 29, 1997



NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of
INRAD, Inc. (the "Company") will be held at the offices of Lowenstein, Sandler, Kohl, Fisher & Boylan, 65 Livingston Avenue,
Roseland, New Jersey on Monday, September 29, 1997 at 3:00 p.m.
for the following purposes:

     1.   To elect four directors to serve until the next Annual
          Meeting of Shareholders.

     2. To consider and act upon other matters which may properly come before the meeting or any adjournment thereof.


The Board of Directors has fixed the close of business on August 22, 1997, as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting. Whether or not you expect to be present at the Annual Meeting, you are requested to complete and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible. Shareholders who are present at the meeting may revoke their proxies and vote in person. We hope you will attend.


                         By Order of the Board of Directors



                         James L. Greco, Secretary





Northvale, New Jersey
August 27, 1997


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                            INRAD, INC.

                         PROXY STATEMENT
The following statement is furnished in connection with the solicitation by the Board of Directors of INRAD, Inc., a New Jersey corporation with its principal offices at 181 Legrand Avenue, Northvale, New Jersey 07647 (the "Company"), of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at the offices of Lowenstein, Sandler, Kohl, Fisher & Boylan, 65 Livingston Avenue, Roseland, New Jersey on Monday, September 29, 1997 at 3:00 p.m. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about August 27, 1997.

                   Shareowners Entitled to Vote

Only shareowners of record at the close of business on August 22, 1997, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 2,109,271 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding and entitled to vote at the meeting. Each share is entitled to one vote.

The presence in person or by proxy of owners of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of business at the Company's Annual Meeting. Assuming that a quorum is present, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast "for" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. Owners of Common Stock are not entitled to cumulative voting in the election of directors.

                  Voting:  Revocation of Proxies

A form of proxy is enclosed for use at the Annual Meeting if a shareowner is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the Meeting. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If no specification is given, the shares will be voted in favor of the Board's nominees for directors described in this Proxy Statement.

                      Costs of Solicitation

The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

                      Principal Shareholders

 The following table presents certain information with respect to the security ownership of the directors of the Company and the security ownership of the only individuals or entities known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of July 18, 1997. The Company has been advised that all individuals listed have the sole power to vote and dispose of the number of shares set opposite their names in the table.

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                                                                   Percent of
Name and Address                        Number of shares        Common Stock (2)
--------------------------------------------------------------------------------
Warren Ruderman  (1)                          1,106,400                52.5
c/o INRAD, Inc.
181 Legrand Avenue
Northvale, NJ  07647

Clarex, Ltd.                                  1,919,889(3)             50.9
c/o Bank of Nova Scotia
  Trust Company Bahamas Ltd.
P.O. Box N1355
Nassau, Bahamas

Hoechst Celanese Corp.                          300,000               14.2
Routes 202-206 North
Box 2500
Somerville, NJ  08876

William F. Nicklin                              210,527(4)             9.6
33 Grand Avenue
Newburgh, NY  12550

Aaron Dean                                       61,675(5)             2.9
c/o INRAD, Inc.

William Maxson                                    3,162(6)             0.1
c/o INRAD, Inc.

Donald H. Gately                                 16,417(7)             0.8
c/o INRAD, Inc.

Directors and Executive                       1,198,954(8)            54.7
  Officers as a group
  (8 persons)


     (1) By virtue of his shareholdings, Warren Ruderman may be deemed to be a "parent" of the Company as that term is defined in the Rules and Regulations of the Securities
          Act of 1933, as amended.

     (2) Percentage calculated based on each person's actual ownership plus the number of shares for that person subject to options, warrants or convertible notes exercisable or convertible within 60 days.

     (3) Including 1,596,861 shares subject to options, warrants or convertible notes exercisable or convertible within 60 days.

     (4) Including 80,000 shares subject to convertible notes convertible within 60 days.

     (5) Including 51,675 shares subject to warrants within 60 days.

     (6) Including 1,500 shares subject to options exercisable within 60 days.

     (7) Including 16,417 shares subject to warrants within 60 days.

     (8) Including 80,842 shares subject to options or warrants within 60 days.

            Certain Relationships and Related Transactions

In 1993, the principal shareowner and President of the Company exchanged an unsecured demand note for a new promissory note maturing on December 31, 1996 in the amount of $566,049 (including $154,049 of accrued interest) and 494,400 shares of common stock. The new note bears interest at 7% and is unsecured. Interest expense related to the shareowner loan was approximately $72,000, $72,000 and $74,000 in 1996, 1995 and
1994, respectively.

Repayment of the shareowner loan has been subordinated to the prior repayment of the Company's indebtedness to Chase Manhattan Bank and to other secured indebtedness of the Company. The principal shareowner has guaranteed borrowings under the Company's existing credit facility with Chase Manhattan Bank. By mutual informal agreement, the Company has deferred certain interest payments to its principal shareowner. During the year ended December 31, 1996, the Company made three quarterly interest payments representing nine months of interest past due from 1995. Subject to adequate cash flow, the Company will continue to make interest payments to its principal shareowner. Although by its terms the indebtedness to the shareowner is due on December 31, 1996, it cannot be repaid until the Chase Manhattan Bank debt has been repaid in full. The shareowner loan has been classified as noncurrent in the accompanying balance sheet because the shareowner has agreed not to demand payment prior to January 1, 1998.

During the years ended December 31, 1996, 1995 and 1994, approximately 8%, 9% and 12%, respectively, of the Company's net product sales were through a foreign agent, in which the principal shareowner has an investment.

                           PROPOSAL ONE

                      ELECTION OF DIRECTORS

Four directors are to be elected to serve a term of one year and thereafter until their respective successors shall have been elected and shall have qualified. Unless a shareowner checks the box "withhold authority" on his proxy or indicates that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the persons listed in the table below to serve as directors. Discretionary authority is solicited to vote for the election of a substitute for any nominee who, for any reason, presently unknown, cannot be a candidate for election.

                             Nominees

The following table sets forth the names and ages of the nominees for election to the Board of Directors, the principal occupation or employment of each nominee for the past five years, the principal business of the organization in which said occupation is or was carried on, the name or any other public corporation for which they served as Board members, and the period during which each nominee has served as a director of the Company.

                        Position with Company and Other Business
Name and Age                Experience During Past Five Years     Director Since
--------------------------------------------------------------------------------
Warren Ruderman (77)    Chairman of the Board of Directors,             1973
                        President and Chief Executive
                        Officer of the Company
                        (1973-Present)

Aaron Dean (36)         Financial Analyst and Vice                      1996
                        President (1996-Present)
                        of Prudential Securities
                        (investment banking firm);
                        Vice President (1995-1996)
                        of M.D. Sass Associates
                        (investment banking firm);
                        Vice President (1990-1995)
                        of Arnhold and S. Bleichroeder,
                        Inc. (investment banking firm)

William B. Maxson (66)   Consultant (1989-Present); Vice                1988
                         President (1984 -(1989), Air
                         Force Programs, Cypress
                         International (marketing and
                         business development firm);
                         Officer,United States Air Force
                         (1952-1984), retiring with rank
                         of Major General in 1984

Donald H. Gately (78)    Management Consultant (1990 -                  1995
                         Present); Chief Operating Officer,
                         Datamax Corporation (1994-1996)

During 1996, three meetings of the Board of Directors were held. The Company pays a fee of $500 per meeting to non-employee directors. In 1997, the Company will pay each nonemployee director $250 for conference call meetings in which they participate. During 1996, each director, with the exception of Mr. Dean, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

The Board has established a Compensation Committee, consisting of Warren Ruderman and Donald Gately, to administer the Company's
Key Employee Compensation Program. The Compensation Committee did not meet during 1996.

The Board has a standing Audit Committee whose members presently are William B. Maxson and Donald Gately. The Audit Committee reviews the independence, qualifications and activities of the Company's independent accountants. It meets privately with them as well as with management. The Committee recommends to the Board the appointment of the independent accountants. This Committee met once during 1996.

The Board has no separate Nominating Committee. The entire Board selects management nominees for election as directors. While the Board will consider nominees recommended by stockholders, it has not established formal procedures for this purpose.

The directors serve one-year terms. Pursuant to agreements between the Company and Hoechst Celanese Corporation ("Hoechst"), Hoechst may designate a representative for nomination to the Company's Board of Directors; the Company has agreed to use its best efforts to have a designated representative elected to the Board of Directors. At the present time, Hoechst has not designated a representative to the Board.

Pursuant to an agreement between INRAD and Clarex, Ltd. ("Clarex"), the Company has agreed to use its best efforts to have two individuals selected by Clarex elected to the Board of Directors as long as any of the subordinated convertible notes are outstanding. Mr. Dean has been selected by Clarex as one representative; a second representative has not been designated by Clarex at the present time.

                        Executive Officers

The executive officers of the Company are Warren Ruderman, Maria
Murray and James Greco.

Warren Ruderman has served as President and Chairman of the Board of Directors of the Company since he founded it in 1973. Prior to 1973, he founded and served as the President of Isomet Corporation, a manufacturer of acousto-optic devices for the laser industry, and was a Teaching Fellow, Lecturer in Chemistry, Research Scientist and Consultant at Columbia University. Dr. Ruderman was a founder and served as a director of the Melex Corporation (a life sciences company acquired by Revlon, Inc. in 1975). Dr. Ruderman holds a doctorate in Chemical Physics from Columbia University, and is a Fellow of the New York Academy of Sciences.

Maria Murray joined the Company in January 1989, became Vice President of R&D Programs in 1993, and was appointed Vice President, Marketing and Sales in 1995. Prior to joining INRAD, she held positions in electronic design engineering in the laser and communications industries. She holds a B.S. in Electrical Engineering from the University of Central Florida.

James Greco joined the Company as Secretary and Controller in July 1996. Prior to joining INRAD, he held positions as Controller of Divisions within National Cleaning Contractors from
1989-1996. He received a B.B.A. from Pace University and is a certified public accountant.

Each of the executive officers has been elected by the Board of Directors to serve as an officer of the Company until the next election of officers, as provided in the Company's by-laws.

                       Executive Compensation

Summary of Cash and Other Compensation

The following table sets forth, for the years ended December 31, 1996, 1995 and 1994, the cash compensation paid by the Company and its subsidiaries, to or with respect to the Company's Chief Executive Officer, the only executive officer whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities as an executive officer during such period:

Name and Current           Annual Compensation(A)  Long-Term      All Other
Principal Position    Year   Salary      Bonus    Compensation   Compensation($)
--------------------------------------------------------------------------------
Warren Ruderman,      1996  $130,000     none        none              none
President and Chief
Executive Officer     1995  $130,000     none        none              none

                      1994  $130,000     none        none              none

(A) During the periods covered, no Executive Officer received perquisites (i.e., personal benefits) in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on the review of copies of reports and other information furnished to the Company, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareowners were complied with except as follows:

     In July 1997, James Greco, an executive officer of the Company, filed with the SEC Form 3 to report the granting of stock options to him, as required by Section 16(a). At the time of the filing of the Form 3 for the aforementioned individual, the form was not filed on a timely basis.

        RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP, independent accountants, has been selected by the Board of Directors to examine and report on the financial statements of the Company for the fiscal year ending December 31, 1997. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

                          OTHER MATTERS

At the time this Proxy Statement was mailed to shareholders, management was not aware that any other matter will be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgement of the persons voting them.

         NOTICE REGARDING FILING OF SHAREOWNER PROPOSALS
                      AT 1998 ANNUAL MEETING

As a result of regulations issued by the Securities and Exchange
Commission, all shareowner proposals for the 1998 Annual Meeting must be received by the Company by February 22, 1998.





                         By Order of the Board of Directors



                         James Greco, Secretary




Dated:    August 27, 1997










________________________________________________________________________________
A copy of the Company's annual report for the fiscal year ended
December 31, 1996, including consolidated financial statements, accompanies this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                 INRAD, INC.

                   181 Legrand Avenue, Northvale, NJ 07647

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned appoints Warren Ruderman and William B. Maxson, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, for and on behalf of the undersigned, all the shares of common stock of Inrad, Inc. held of record by the undersigned on August 22, 1997, at the Annual Meeting of Shareowners of the Company to be held on September 29, 1997 or any adjournment thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned and upon all such other matters that may properly be brought before the meeting, as to which the undersigned confers discretionary authority upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as directed on the reverse side.

                             Dated: ______________________________________, 1997

                              __________________________________________________

                                           THIS PROXY MUST BE SIGNED
                                         EXACTLY AS NAME APPEARS HEREON.

                              Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons only one signature is required unless the parties have agreed otherwise.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES BELOW, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD'S NOMINEE'S.

Election of the Board's nominees for Directors. (The Board of Directors recommends a vote "FOR")

      / / FOR all nominees listed below (except as marked to the contrary below)

      / / WITHOUT AUTHORITY to vote for all nominees listed below

Nominees: Warren Ruderman, Aaron Dean, William B. Maxson and Donald H. Gately

INSTRUCTIONS: To withhold authority to vote for any individuals nominee, write that nominee's name on the line provided below

________________________________________________________________________________
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND.